                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                 --------------------


                                       FORM 8-K

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                                    JUNE 21, 1999
                   Date of Report (Date of earliest event reported)



                                 ABBOTT LABORATORIES
                (Exact Name of Registrant as Specified in its Charter)
                  -------------------------------------------------


     ILLINOIS                        1-2189                 36-0698440
     (State or other        (Commission File Number)        (I.R.S. Employer
     Jurisdiction of                                        Identification No.)
     Incorporation)


                          ---------------------------------

                                 100 ABBOTT PARK ROAD
                           ABBOTT PARK, ILLINOIS 60064-3500


                 (Address of Principal Executive Offices) (Zip Code)


          Registrant's telephone number, including area code: (847) 937-6100


                 ----------------------------------------------------


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ITEM 5.  OTHER EVENTS.

     On June 21, 1999, ALZA Corporation, a Delaware corporation ("ALZA"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Abbott Laboratories, an Illinois corporation ("Abbott"), and AC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Abbott (the "Merger Sub"). Pursuant to the terms of the Merger Agreement, and subject to the conditions set forth therein (including approval of the transaction by the stockholders of ALZA), the Merger Sub will be merged with and into ALZA (the "Merger"). At the effective time of the Merger, the separate existence of the Merger Sub will cease, ALZA will become a wholly-owned subsidiary of Abbott and each outstanding share of ALZA common stock will be exchanged for 1.2 shares of Abbott common stock. The Merger is intended to be a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended, and is intended to be treated as a pooling of interests for financial reporting purposes. A copy of the Merger Agreement is attached as Exhibit 2.1 to ALZA's current report on Form 8-K dated June 25, 1999.

     In addition, Abbott and ALZA entered into two Co-Promotion Agreements with respect to certain products of ALZA, which agreements are attached as Exhibits
99.2 and 99.3 to ALZA's current report on Form 8-K dated June 25, 1999.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

Exhibit No.    Description
-----------    -----------
Exhibit 99.1   Press Release dated June 21, 1999.

                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   ABBOTT LABORATORIES


                                   /s/ Gary P. Coughlan
                                   -----------------------------
                                   By: Gary P. Coughlan
                                   Senior Vice President, Finance
                                   and Chief Financial Officer

Date:  June 30, 1999


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                                    EXHIBIT INDEX


Exhibit 99.1   Press Release dated June 21, 1999.